CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 7, 1997 included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-12265 on
Form S-8 and Registration Statement File no. 33-80411 on Form S-3 and Registration Statement File No. 333-19119 on Form S-3.

/S/  Arthur Andersen LLP

Denver, Colorado,
  March 25, 1997